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                       FIRST AMENDMENT TO CREDIT AGREEMENT

     THIS FIRST AMENDMENT TO CREDIT AGREEMENT is entered into as of March 23, 1998, by and between COLUMBIA SPORTSWEAR COMPANY, an Oregon corporation ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").

                                    RECITALS

     Borrower is a party to that certain Credit Agreement with Bank entered into as of July 31, 1997 ("Agreement"). In connection with Borrower's contemplated stock sale, Borrower desires to amend the Agreement to permit Borrower to distribute $95,000,000 to its current shareholders. Bank is willing to amend the Agreement subject to the terms and conditions herein.

     All capitalized terms used herein and not otherwise defined herein will have the meaning attributed to them in the Agreement.

     NOW THEREFORE, in consideration of the mutual covenants and promises of the parties contained herein, Borrower and Bank hereby agree as follows:

     1. AMENDMENT TO SECTION 5.17(a). Section 5.17(a) is hereby amended in its entirety to read as follows:

          (a) At all times, Borrower shall maintain (on a consolidated basis) a Tangible Net Worth not less than $90,000,000.

     2. AMENDMENT TO SECTION 6.2(c). Section 6.2(c) is hereby amended in its entirety to read as follows:

          (c) Make any distribution in respect of Borrower's accumulated adjustment account, provided that Borrower may distribute to its existing shareholders at the time of termination of Borrower's S corporation status for federal income tax purposes a dividend equal to the greater of $95,000,000 or the amount of the accumulated adjustment account if no Default exists at the time of such distribution or would result from such distribution being made.

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     3.   AMENDMENT OF SECTION 7.1(k).  Section 7.1(k) is hereby amended in its entirety to read as follows:

          (k) any change in ownership of the Stock of Borrower resulting in Permitted Transferees owning less than 51% of the Stock of Borrower.

     4. EFFECTIVE DATE. This First Amendment shall be effective on the date first above written.

     5. RATIFICATION. Except as otherwise provided in this First Amendment, all of the provisions of the Agreement are hereby ratified and confirmed and shall remain in full force and effect.

     6. ONE AGREEMENT. The Agreement, as modified by the provisions of this First Amendment, shall be construed as one agreement.

     7.   OREGON STATUTORY NOTICE.

     UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY BANK AFTER OCTOBER 3, 1989 CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY BANK TO BE ENFORCEABLE.

     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed as of the date first written above.

COLUMBIA SPORTSWEAR                     WELLS FARGO BANK, NATIONAL
COMPANY                                 ASSOCIATION


By:                                     By:
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Title:                                  Title:
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